UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report: June 29, 2005
(Date Of Earliest Event Reported  June 27, 2005)

NALCO HOLDING COMPANY

Delaware    001-32342   16-1701300
(State of Incorporation) (Commission File Number) (IRS Employer Identification Number)

1601 W. Diehl Rd., Naperville, IL 60563

630-305-1000

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE: On June 28, 2005, Nalco Holding Company filed a Current Report on Form 8-K that incorrectly included information from a filing originally made on May 9, 2005. This amendment is filed solely for the purpose of including the intended information relating to a pricing increase for the Company’s Energy Services Division customers.

Item 8.01  Other Events

On June 27, 2005, Nalco Holding Company issued a press release announcing a price increase for its Energy Services division. A copy is attached as Exhibit 99.1

Item 9.01(c) Financial Statements, Pro Forma Financial Information and Exhibits

Exhibits

99.1 Press release dated June 27, 2005, announcing a price increase for energy industry customers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned.

NALCO HOLDING COMPANY

/s/ Stephen N. Landsman
Secretary
Date: June 29, 2005